EXHIBIT 10.1

The following vesting acceleration provisions shall apply to all restricted stock units granted to Executives Grade 11 and above subsequent to any initial hire-on grants:

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Upon a Change in Control (as defined herein), 25% of the remaining unvested restricted stock units shall immediately vest. Further, in the event that the Executive is Involuntarily Terminated prior to the first anniversary of the Change in Control, 50% of the remaining unvested restricted stock units shall immediately vest, provided that such acceleration would not result in any adverse accounting effects.

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“Involuntary Termination” shall mean any termination without Cause as well as any instance of Constructive Termination. For this purpose, a Constructive Termination shall occur when the Executive resigns within ninety (90) days following the end of the Cure Period (as defined below) as a result of the occurrence of any of the following without the Executive’s consent: (i) the only position available at the successor or surviving company entails a relocation of more than 50 miles from the Executive’s then present location, (ii) a material reduction in the Executive’s base salary, relative to the Executive’s base salary as in effect immediately prior to such reduction, occurs, or (iii) a material diminution of the Executive’s authority, duties, or responsibilities, relative to the Executive’s authority, duties, or responsibilities in effect immediately prior to such reduction occurs; provided, however, that the Executive must provide written notice to the Board of Directors of the Company (the “Board”) of the condition that could constitute a “Constructive Termination” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice.

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“Cause” shall mean (i) continued failure to perform substantially the Executive’s duties, which standard of duties shall be referenced to the standards set by the Company at the date of the restricted stock unit agreement (other than as a result of sickness, accident or similar cause beyond your reasonable control) after receipt of a written warning and the Executive being given thirty (30) days to cure the failure; (ii) willful misconduct or gross negligence, which is demonstrably injurious to the Company or any of its Subsidiaries (as such term is defined in the Plan), including without limitation willful or grossly negligent failure to perform the Executive’s material duties as an officer or employee of the Company or any of its Subsidiaries or a material breach of the restricted stock unit agreement, the Executive’s employment agreement (if any) or the Executive’s Proprietary Information and Inventions Agreement with the Company; (iii) conviction of or plea of nolo contendere to a felony; or (iv) commission of an act of fraud against, or the misappropriation of property belonging to, the Company or any affiliated company, employee, customer or supplier of the Company.

•	“Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board occurs within a one-year period, as a result of which fewer than a majority of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

For purposes of subsection (i) above, the term “look-back” date shall mean the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent (as such term is defined in the Plan) or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock (as such term is defined in the Plan).

Any other provision of this definition notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, the Committee has reserved the right, to the extent the Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify the vesting acceleration provisions described above to ensure that the awards of restricted stock units are made in a manner that qualifies for exemption from or compliance with Section 409A of the Internal Revenue Code of 1986, as amended.